Exhibit 99.1

For Immediate Release

Contact:
Gary J. Fuges, CFA
ValueClick, Inc.
1.818.575.4677

VALUECLICK ELECTS JAMES A. CROUTHAMEL AND JAMES R. PETERS TO ITS BOARD OF DIRECTORS

Performics Founder and Distinguished Accounting Expert to Join Board on July 1, 2007

Westlake Village, CA – June 14, 2007 – ValueClick, Inc. (Nasdaq: VCLK) today announced that James (Jamie) A. Crouthamel and James R. Peters have been elected to join the Company’s board of directors, effective July 1, 2007.

Mr. Crouthamel was the founder and former president and chief executive officer of Performics, Inc., the affiliate and search engine marketing company acquired by DoubleClick in 2004. Mr. Peters is an experienced accounting professional with a distinguished 35-year career with the audit practice of Ernst & Young. The addition of Messrs. Crouthamel and Peters will increase ValueClick’s board of directors to seven members, five of whom will be independent directors.

“Jamie and James will increase our board-level expertise in the areas of online performance marketing, audit and mergers and acquisitions, and I am pleased to welcome them to ValueClick,” said Tom Vadnais, chief executive officer of ValueClick. “Jamie’s background in affiliate and search marketing and James’ audit and acquisitions experience will enhance our board and help ValueClick capitalize further on the opportunities in the online marketing industry.”

James (Jamie) A. Crouthamel
Mr. Crouthamel is the Principal of Old Town Capital, LLC where he is an operating investor in early-stage interactive marketing service and technology companies. His previous accomplishment was founding Performics, Inc. in 1998 and serving as the company’s chief executive officer from inception through its acquisition by Doubleclick, Inc. in June 2004. Performics was ranked first in Deloitte’s Technology Fast 50 program for Illinois in 2004. Mr. Crouthamel was awarded Ernst & Young’s Entrepreneur of the Year Award for Information Technology in Illinois in 2004 and was named to Crain’s Chicago ‘40 Under 40’ list. He has also been named one of the ‘Top 100’ most influential people in technology in the Midwest and has been named to the Chicago Area Entrepreneurship Hall of Fame, presented by the University of Illinois Chicago.

Mr. Crouthamel earned a Master of Business Administration degree from Northwestern University’s J.L. Kellogg Graduate School of Management, a Master of Engineering Management from Northwestern University’s McCormick School of Engineering and completed his Bachelor of Science in Mechanical Engineering at Drexel University.

James R. Peters
Mr. Peters is a Certified Public Accountant and a retired partner from the audit practice of Ernst & Young, where he began his career in 1971. He has extensive experience with public and private companies in a number of industries, including retail, distribution, manufacturing, health sciences, technology, communications, and entertainment.  Mr. Peters is a former faculty member of the Directors’ Certification Program at the Anderson School of Business of the University of California, Los Angeles.  He is also a former advisory board member for the Entrepreneurial Studies program of the University of Southern California.  Mr. Peters is a frequent speaker on entrepreneurship, mergers and acquisitions, and audit committee best practices.

Mr. Peters is a member of the National Association of Corporate Directors and serves on the board of directors of Natrol, Inc. (Nasdaq: NTOL) and privately-held FzioMed, Inc.

About ValueClick
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including, but not limited to: its annual report on Form 10-K filed on March 1, 2007; recent quarterly reports on Form 10-Q; and other current reports on Form 8-K. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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